EXHIBIT 10.9

Offer of Employment -Mitchel Underseth

4

                                ORYX CONFIDENTIAL
[GRAPHIC OMITTED]


November 1, 1996



Mr. Mitchel Underseth
1776 Alameda Diablo
Diablo, CA. 94528

Dear Mitch:

I am pleased to present the following offer of regular full-time employment with Oryx Technology Corporation:

1.    Title:                        Chief Financial Officer (CFO)

2.    Starting Date:                Two weeks after acceptance of offer or a
                                    negotiated start date.

3.    Agreements
      Needed:                       None at this time

4.    Starting Salary:              $120,000/year paid semi-monthly

                                     $25,000 one time hire on bonus paid after 30 days of employment. Should you leave Oryx Technology Corporation for any reason, prior to completing one year of employment, this amount is to be reimbursed on a pro rata basis based on the months of service completed.

5.    Incentives:                    You will receive 90,000 shares of stock in
                                     Oryx Technology Corporation's  stock
                                     option plan, subject to approval by the Board of Directors. The shares are vested over a period of five years.

                                     You will be eligible to participate in the Oryx Technology Corporation bonus plan that is currently being developed.

6. Benefits:                      o Major  medical plan as per Oryx
                                    in-house   policy  for  you,   plus   family
                                    dependents.  There is a contributory  amount
                                    paid  for you or your  dependents  depending
                                    upon  the  elected  HMO  or  PPO   coverage.
                                    Benefit coverage will begin the first of the
                                    month  following  completion  of 30  days of
                                    employment. You may opt out of the Oryx plan
                                    and receive a $300/month cash allowance (opt
                                    out     credit)     for     your     entire,
                                    self-administered coverage.

                              o     Vacation:   Two  weeks  after  one  year  of
                                    continuous  service.
                              o Holidays: Selected statutory holidays as observed by Oryx.
                              o     401K  plan  employee   participation   to  a
                                    maximum  of  $9,500.00  a year.
                              o     Optional participation   in  a  FSA
                                    deferred  income account.
                              o     Participation  in the  employee stock plan.

7.    Assignment of                 As per Oryx corporate policy, any patents,
      Intellectual                  trade secrets, etc. will be
      Property:                     assigned to Oryx.


8.    Confidential Informa-         To be signed consistent with Oryx policy of
      tion Agreement:               information protection.

9.    Business Conduct:             As per Oryx Published guidelines for all
                                    employees and associates.

10.   Severance:                    Should your employment terminate
                                    for any reason, other than a voluntary resignation, you are guaranteed to receive six (6) months of severance pay. Payments are made semi-monthly during the normal paycheck distribution.

11.   Working conditions:          As per Oryx policies

12.   Performance Plan/
      Evaluation:                  There is an annual performance review cycle.

          Job Description: You will be Oryx Technology Corporation's Chief Financial Officer (CFO), responsible for the Finance function of the corporate holding company as well as direct and indirect responsibility for the financial operations in each of the subsidiaries. Responsibilities include consolidated reporting of several locations, press releases, and working with the corporate and subsidiary Board of Directors. As CFO, you will provide corporate financial strategy and work with the financial community to improve the shareholders ROI.

Until each subsidiary is an independent operation, you will have the responsibility for finance and controller activities including accounts payable, accounts receivable, general ledger, and the functions of Human Resources and Administration.

All employment offers at Oryx Technology Corp. are contingent upon the applicant completing documentation and providing verification of eligibility to work in the United States per the Public Law, the Immigration Reform and Control Act of 1986. Employment is also subject to your completion of an application for employment and the company's proprietary information agreement; and agreement to comply with the company's rules and policies.

I am pleased to make this offer of employment and look forward to a highly successful working relationship. If you have any questions, please do not hesitate to contact me or any of the other appropriate executive staff in the corporation. If you accept this offer, please sign and return at your earliest convenience

Sincerely,

/s/ Arvind Patel
Arvind Patel
President & CEO
Oryx Technology Corporation

Date: November 1, 1996




I accept this offer of full-time regular employment. I understand that I may voluntarily terminate my employment at any time; and acknowledge that, correspondingly, the foregoing does not in any way limit the right of the company to terminate my employment at any time, for any reason.


                                                          Agreed to by:





                                                      /s/ Mitchel Underseth
                                                          Mitchel Underseth

  Date                                                    November 1, 1996